Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-59356
and No. 33-55785) of Viacom Inc. and Viacom International Inc. and Form S-8 (No. 33-41394, No. 33-56088, No. 33-55173, and No. 33-55709) of Viacom Inc.,
of our reports dated February 10, 1995, which appear on pages II-14 and F-2 of this Form 10-K.



PRICE WATERHOUSE LLP

New York, New York
March 31, 1995